SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(B) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          MAY 13, 1998
                                                 ---------------------

                          WATERMARC FOOD MANAGEMENT CO.
             (Exact Name of Registrant as Specified in Its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

               0-20143                                    74-2605598
        (Commission File Number)            (I.R.S. Employer Identification No.)

       11111 WILCREST GREEN, SUITE 350, HOUSTON, TEXAS           77042
           (Address of Principal Executive Offices)            (Zip Code)

                                 (713) 783-0500
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)
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                      INFORMATION INCLUDED IN REPORT ON 8-K

ITEM 5.   OTHER EVENTS.

On May 13, 1998 Watermarc Food Management Co. (the "Company") entered into a Consulting Agreement with GTI Partners, LLC ("GTI") whereby GTI will provide financial consulting services to seek sources of financing for the Company. As compensation for its services, GTI will be issued warrants to purchase the equivalent of 950,000 shares of post 10 for 1 reverse stock split Common Stock of the Company. The warrants have a term of two years at a post reverse stock split exercise price of $0.90 per share, which represents the post reverse stock split equivalent of the average market price of the Company's Common Stock during the period of negotiations with GTI. The Company has agreed to register the shares underlying the warrants. The shares are subject to a Voting Agreement and a two year Lock-Up Agreement. Warrants to purchase the equivalent of 100,000 post reverse stock split shares (i.e. 1,000,000 pre-reverse stock split shares at $0.09 per share) were issued upon the execution of the Consulting Agreement. Warrants to purchase the remaining 850,000 shares will be issued to GTI upon the successful completion of not less than $2.5 million in financing for the Company. The actual terms of any debt or equity financing will be negotiated by the Company and must be acceptable to the Company in its sole discretion.

GTI is a consortium consisting of Tariq S. Khan, Managing Director of Manhattan West, Inc., Ibrahim Mohammed, Principal of Luminary Investments, and Gregg Rondinelli, Investment Advisor with Rondinelli & Associates.

In connection with the proposed financing, the Company will seek shareholder approval of a 10 for 1 reverse split of its Common Stock.

On May 20,1998 the Board of Directors of the Company approved the issuance of warrants to purchase 10,000,000 shares of the Company's Common Stock to Ghulam
M. Bombaywala, Chairman of the Board, Chief Executive Officer, and principal shareholder of the Company. The issuance of the warrants was in consideration for Mr. Bombaywala's personal guarantees of approximately $12.9 million in debt and leases obligations of the Company (a portion of which was personally collateralized by Mr. Bombaywala) and his agreement to personally guarantee an additional $5 million of future indebtedness of the Company whether in leases, notes, accounts payable or contractual obligations (or renewals of the foregoing), or any other obligations of the Company. The warrants are subject to definitive documentation and shareholder ratification. The issuance of the warrants will be submitted to the independent shareholders for ratification at a special meeting. However, the Board retained the right to proceed with the issuance of the warrants even if not ratified by a majority of the independent shareholders. The warrants have an exercise price of $0.14 per share, which was the market price of the stock when the Board of Directors first considered the proposal. The warrants will have a four year term and the underlying shares will be subject to a two year Lock-Up Agreement.

ITEM 7.   EXHIBITS.

The Consulting Agreement and the exhibits thereto are attached hereto as EXHIBIT
10.1 and incorporated herein by reference. The description herein of such agreement is qualified by reference to the actual terms thereof incorporated herein.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   WATERMARC FOOD MANAGEMENT CO.
                                                   -----------------------------
                                                           (Registrant)

Date           MAY 21, 1998                        By /s/ GHULAM BOMBAYWALA
    ----------------------------------                     (Signature)

                                                   By  GHULAM M. BOMBAYWALA
                                                       --------------------

                                                   Title CHIEF EXECUTIVE OFFICER
                                                         -----------------------
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                          WATERMARC FOOD MANAGEMENT CO.

                                INDEX TO EXHIBITS

EXHIBIT NUMBER               DESCRIPTION

        10.1                 Consulting Agreement